Exhibit 10.3.2

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is made this 24th day of October, 2012 (“Amendment Effective Date”) by and between SI 34 LLC, a California limited liability company having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and XenoPort, Inc., a Delaware corporation having its principal place of business at 3410 Central Expressway, Santa Clara, California 95051 (“Tenant”).

WITNESSETH

WHEREAS, Sobrato Interests, a California limited partnership, and Tenant entered into that certain Lease, dated September 24, 2001, and a subsequent Lease amendment, dated February 29, 2008 (as amended and collectively, the “Lease”), for the building of approximately 102,759 rentable square feet located at 3410 Central Expressway in Santa Clara, California (“Premises”);

WHEREAS, Landlord is a full successor of Sobrato Interests to the Lease, and Landlord is responsible for all obligations and commitments of the Landlord under the Lease; and

WHEREAS, as of the Amendment Effective Date, Landlord and Tenant wish to amend the Lease to: (i) extend the Lease Term and (ii) specify the Base Monthly Rent schedule during such extension of the Lease Term.

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties and set forth herein, the Lease is hereby amended as of the Amendment Effective Date as follows:

1.	The Lease Term is extended and the new Expiration Date shall be August 27, 2015.

2.	The Base Monthly Rent schedule for the Premises during such extended term shall be:

8/28/13 through 8/31/13	$24,662
9/01/13 through 8/31/14	$191,132 per month
9/01/14 through 8/27/15	$197,298 per month

3.	All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment.

4.	Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the Amendment Effective Date.

(Signatures on next page)

Landlord

SI 34, LLC,

a California limited liability company

By:	Sobrato Interests 1,
a California limited partnership
Its:	Sole Member

By:	Sobrato Development Companies, LLC,
a California limited liability company
Its:	General Partner

By:	/s/ John Michael Sobrato
John Michael Sobrato
Its:	Manager

Tenant
XenoPort, Inc. a Delaware corporation

By:	/s/ Ronald W. Barrett
Its:	Chief Executive Officer